                                                                      Exhibit 20



FOR IMMEDIATE RELEASE                                           January 23, 2002
---------------------
Baltimore, Maryland

MERCANTILE BANKSHARES REPORTS INCREASE IN NET INCOME


     Edward J. Kelly, III, President and Chief Executive Officer of Mercantile Bankshares Corporation (Nasdaq: MRBK), today reported that, for the year ended December 31, 2001, net income increased 3.5% to $181,295,000, compared to $175,230,000 in 2000. Diluted net income per share was $2.55 for 2001, an increase of 1.6% from the $2.51 reported for last year. Diluted cash net income per share, which excludes amortization of goodwill, increased 3.1% to $2.67 for 2001 compared to $2.59 for 2000. Mr. Kelly said that, "Given the challenges posed by rapidly falling rates and a downturn in the economy, I am pleased that the Company is able to report increased earnings for the 26th consecutive year and to have increased dividends for the 25th consecutive year."

     For the fourth quarter of 2001, net income was $44,234,000, a decrease of 3.3% from the $45,728,000 reported for the fourth quarter of 2000. Diluted net income per share for the fourth quarter of 2001 declined 1.6% to $.63 compared to $.64 for the same period in 2000. Diluted cash net income per share was $.66 for the fourth quarter of 2001 compared to $.67 for the same period last year.

     Net interest income for 2001 increased to $418,241,000 or 2.2% more than the $409,385,000 for 2000. The growth in net interest income was attributable to average loan growth of 10.7%, part of which was due to two bank acquisitions completed in the second half of 2000. Partially offsetting the positive impact of loan growth was a decline in the net interest margin to 4.83%, from 5.26% last year. This decline was attributable principally to the Federal Reserve's 475 basis point reduction in short-term interest rates during 2001, with a reduction of 125 basis points in the fourth quarter. The company is asset sensitive, with assets repricing more quickly than liabilities in response to changes in interest rates. As a result, Mercantile's net interest margin tends to compress and growth in net interest income tends to slow in a falling interest rate environment.

     Net interest income for the quarter ended December 31, 2001, declined 2.4% to $104,764,000 from $107,287,000 the prior year. Although average loans grew 5.1%, this growth was offset by a decline in the net interest margin to 4.64% in the fourth quarter of 2001 from 5.24% in 2000. The lower rate environment did provide the Company with an opportunity to raise an additional $200 million in long-term debt during the fourth quarter 2001, but the addition of lower spread investment securities as a result of this offering contributed to the lower net interest margin during the quarter. The Company also benefited from a 10.9% growth in average total deposits.


                                  (continued)

MERCANTILE BANKSHARES CORPORATION                                    Page 2 of 8


     During the quarter ended December 31, 2001, nonperforming assets decreased $1,139,000 from September 30, 2001, to $33,100,000 or .48% of period-end loans and other real estate owned. The comparable ratios were .50% and .47%, at September 30, 2001 and December 31, 2000, respectively. The allowance for loan losses was 2.05% at December 31, 2001 compared to 2.07% at December 31, 2000.

     For the fourth quarter 2001, noninterest income increased 18.4% or $5,962,000 from the same period last year. Included in this increase was a gain from the sale of equity securities held in the available-for-sale portfolio. This $1,113,000 gain added one cent, after tax, to net income per share. Excluding the investment securities gain, noninterest income increased 15.0%. Trust Division revenues decreased 4.7% compared to fourth quarter last year as the decline in equity markets during the course of the year had a negative impact on income from principal fees. Mortgage banking revenues had the largest impact on the growth in noninterest income, with an increase of $3,815,000 over the same period in the prior year. Revenues benefited from increased volume in residential, commercial and multifamily loan originations and servicing. Included in other income were gains of $291,000 from sales of bank-owned buildings.

     Noninterest expenses for the quarter ended December 31, 2001 increased 8.6% to $69,302,000 from $63,843,000 for the fourth quarter of 2000. The efficiency ratio was 46.9% for the fourth quarter 2001 compared to 43.7% for the same period in 2000. The increase in salaries and employee benefits was due partially to acquisitions and to a general increase in costs for health and welfare benefit plans. The increase in net occupancy expense was attributable to a decline in building rents received and to acquisitions. Furniture and equipment expenses increased mainly due to equipment and software maintenance expenses. Amortization of goodwill increased 20.6% over the prior year while other expenses declined 1.9%.

     For the fourth quarter 2001, return on average assets was 1.84%, return on average tangible equity was 16.75%, and the ratio of average tangible equity to average assets was 11.65%. For the year ended December 31, 2001, these ratios were 1.96%, 17.44% and 11.97%, respectively.

     At December 31, 2001, total assets increased 11.1 % to $9,928,786,000 compared to $8,938,030,000 a year earlier. Shareholders' equity at December 31, 2001, was $1,230,206,000, an increase of 4.8% from $1,173,301,000 at December
31, 2000. The increase in shareholders' equity is net of 1,594,500 shares repurchased during 2001.

Cautionary Statement

     This release contains forward-looking statements within the meaning of and pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. A forward-looking statement encompasses any estimate, prediction, opinion or statement of belief contained in this release, and the underlying management assumptions. Forward-looking statements are based on current expectations and assessments of potential developments affecting market conditions, interest rates and other economic conditions, and results may ultimately vary from the statements made in this release.


     Additional financial information is attached.

                              David E. Borowy
                              Vice President
                              Investor Relations
                              (410) 347-8361

               [LOGO]  MERCANTILE BANKSHARES CORPORATION
                        CONSOLIDATED FINANCIAL SUMMARY
                     (in thousands, except per share data)


                                                         For the Twelve Months Ended                  For the Quarter Ended
                                                                  December 31,                              December 31,
                                                    --------------------------------------- -------------------------------------
                                                                                 % Incr.                                % Incr.
                                                         2001         2000       (Decr.)        2001         2000       (Decr.)
                                                    --------------------------------------- -------------------------------------
OPERATING RESULTS
-------------------------------------------------------------------------------------------------------------------------------
Net interest income                                 $   418,241   $  409,385       2.2 %    $  104,764   $  107,287      (2.4)%
-------------------------------------------------------------------------------------------------------------------------------
Net interest income - taxable equivalent                424,665      415,000       2.3         106,305      109,005      (2.5)
-------------------------------------------------------------------------------------------------------------------------------
Provision for loan losses                                13,434       17,231     (22.0)          4,204        4,486      (6.3)
-------------------------------------------------------------------------------------------------------------------------------
Net income                                              181,295      175,230       3.5          44,234       45,728      (3.3)
===============================================================================================================================

PER COMMON SHARE DATA
-------------------------------------------------------------------------------------------------------------------------------
Basic net income                                    $      2.57   $     2.53       1.6 %    $      .63   $      .65      (3.1)%
-------------------------------------------------------------------------------------------------------------------------------
Diluted net income                                         2.55         2.51       1.6             .63          .64      (1.6)
-------------------------------------------------------------------------------------------------------------------------------
Diluted cash basis                                         2.67         2.59       3.1             .66          .67      (1.5)
-------------------------------------------------------------------------------------------------------------------------------
Dividends paid                                             1.10         1.02       7.8             .28          .26       7.7
-------------------------------------------------------------------------------------------------------------------------------
Book value at period end                                  17.63        16.50       6.8
-------------------------------------------------------------------------------------------------------------------------------
Market value at period end                                43.04        43.19      (0.3)
-------------------------------------------------------------------------------------------------------------------------------
Market range:
-------------------------------------------------------------------------------------------------------------------------------
    High                                                  44.50        45.13      (1.4)          43.41        45.13      (3.8)
-------------------------------------------------------------------------------------------------------------------------------
    Low                                                   33.63        23.75      41.6           35.60        31.56      12.8
===============================================================================================================================

AVERAGE BALANCE SHEET DATA
-------------------------------------------------------------------------------------------------------------------------------
Total loans                                         $ 6,832,856   $6,169,632      10.7 %    $6,879,973   $6,548,453       5.1 %
-------------------------------------------------------------------------------------------------------------------------------
Total earning assets                                  8,790,505    7,893,470      11.4       9,081,083    8,282,674       9.6
-------------------------------------------------------------------------------------------------------------------------------
Total assets                                          9,227,202    8,299,316      11.2       9,525,661    8,707,365       9.4
-------------------------------------------------------------------------------------------------------------------------------
Total deposits                                        7,048,670    6,196,854      13.7       7,232,387    6,518,874      10.9
-------------------------------------------------------------------------------------------------------------------------------
Shareholders' equity                                  1,197,058    1,054,071      13.6       1,201,831    1,127,162       6.6
===============================================================================================================================

STATISTICS AND RATIOS (Net income annualized)
-------------------------------------------------------------------------------------------------------------------------------
Return on average assets                                   1.96%        2.11%                     1.84%        2.09%
-------------------------------------------------------------------------------------------------------------------------------
Return on average equity                                  15.15        16.62                     14.60        16.14
-------------------------------------------------------------------------------------------------------------------------------
Return on average tangible equity                         17.44        18.22                     16.75        18.24
-------------------------------------------------------------------------------------------------------------------------------
Average equity to average assets                          12.97        12.70                     12.62        12.94
-------------------------------------------------------------------------------------------------------------------------------
Average tangible equity to average assets                 11.97        12.02                     11.65        12.03
-------------------------------------------------------------------------------------------------------------------------------
Net interest rate spread-taxable equivalent                3.78         4.10                      3.82         4.00
-------------------------------------------------------------------------------------------------------------------------------
Net interest margin on earning assets-taxable
   equivalent                                              4.83         5.26                      4.64         5.24
-------------------------------------------------------------------------------------------------------------------------------
Efficiency ratio excluding amortization of goodwill       45.10        43.87                     46.91        43.67
-------------------------------------------------------------------------------------------------------------------------------

Bank offices                                                189          194        (5)
-------------------------------------------------------------------------------------------------------------------------------
Employees                                                 2,949        2,979       (30)
===============================================================================================================================

CREDIT QUALITY DATA AT PERIOD END
-------------------------------------------------------------------------------------------------------------------------------
Net charge-offs                                     $    10,583   $    2,484     326.0 %    $    3,744   $    1,291     190.0 %
-------------------------------------------------------------------------------------------------------------------------------
Nonaccrual loans                                         32,919       30,365       8.4
-------------------------------------------------------------------------------------------------------------------------------
Renegotiated loans                                           --           --        --
-------------------------------------------------------------------------------------------------------------------------------
Total nonperforming loans                                32,919       30,365       8.4
-------------------------------------------------------------------------------------------------------------------------------
Other real estate owned, net                                181        1,005     (82.0)
-------------------------------------------------------------------------------------------------------------------------------
Total nonperforming assets                               33,100       31,370       5.5
===============================================================================================================================

CREDIT QUALITY RATIOS
-------------------------------------------------------------------------------------------------------------------------------
Provision for loan losses (annualized)
     as a percent of period-end loans                       .19%         .26%                      .24%         .27 %
-------------------------------------------------------------------------------------------------------------------------------
Net charge-offs (annualized)
     as a percent of period-end loans                       .15          .04                       .22          .08
-------------------------------------------------------------------------------------------------------------------------------
Nonperforming loans as a
     percent of period-end loans                            .48          .45
-------------------------------------------------------------------------------------------------------------------------------
Allowance for loan losses
     as a percent of period-end loans                      2.05         2.07
-------------------------------------------------------------------------------------------------------------------------------
Allowance for loan losses
     as a percent of nonperforming loans                 429.73       456.49
-------------------------------------------------------------------------------------------------------------------------------
Other real estate owned as a percent of
     period-end loans and other real estate owned            --          .02
-------------------------------------------------------------------------------------------------------------------------------
Nonperforming assets as a percent of
     period-end loans and other real estate owned           .48          .47
===============================================================================================================================


In view of the changing conditions in the national economy, the effect of actions taken by regulatory authorities and normal seasonal factors, the results for the interim period are not necessarily indicative of annual performance. For comparability, certain prior period amounts have been reclassified to conform with current period presentation.

               [LOGO] MERCANTILE BANKSHARES CORPORATION
                       STATEMENT OF CONSOLIDATED INCOME
                     (in thousands, except per share data)

                                                                                       For the Twelve Months Ended
                                                                                              December 31,
                                                                   ------------------------------------------------------------
                                                                                                       Increase/(Decrease)
                                                                                                    ---------------------------
                                                                        2001             2000           Amount          %
                                                                   ------------------------------------------------------------
INTEREST INCOME
-------------------------------------------------------------------------------------------------------------------------------
Interest and fees on loans                                            $543,020         $547,942        ($4,922)       (0.9)%
-------------------------------------------------------------------------------------------------------------------------------
Interest and dividends on investment securities:
-------------------------------------------------------------------------------------------------------------------------------
   Taxable interest income                                              93,465           92,376          1,089         1.2
-------------------------------------------------------------------------------------------------------------------------------
   Tax-exempt interest income                                            1,993            1,257            736        58.6
-------------------------------------------------------------------------------------------------------------------------------
   Dividends                                                             1,283            1,359            (76)       (5.6)
-------------------------------------------------------------------------------------------------------------------------------
   Other investment income                                               3,797            1,695          2,102       124.0
-------------------------------------------------------------------------------------------------------------------------------
                                                                       100,538           96,687          3,851         4.0
-------------------------------------------------------------------------------------------------------------------------------
Other interest income                                                    6,208            1,866          4,342       232.7
-------------------------------------------------------------------------------------------------------------------------------
        Total interest income                                          649,766          646,495          3,271         0.5
-------------------------------------------------------------------------------------------------------------------------------

INTEREST EXPENSE
-------------------------------------------------------------------------------------------------------------------------------
Interest on deposits                                                   199,703          182,448         17,255         9.5
-------------------------------------------------------------------------------------------------------------------------------
Interest on short-term borrowings                                       25,120           48,711        (23,591)      (48.4)
-------------------------------------------------------------------------------------------------------------------------------
Interest on long-term debt                                               6,702            5,951            751        12.6
-------------------------------------------------------------------------------------------------------------------------------

        Total interest expense                                         231,525          237,110         (5,585)       (2.4)
-------------------------------------------------------------------------------------------------------------------------------

NET INTEREST INCOME                                                    418,241          409,385          8,856         2.2
-------------------------------------------------------------------------------------------------------------------------------
Provision for loan losses                                               13,434           17,231         (3,797)      (22.0)
-------------------------------------------------------------------------------------------------------------------------------

NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES                                              404,807          392,154         12,653         3.2
-------------------------------------------------------------------------------------------------------------------------------

NONINTEREST INCOME
-------------------------------------------------------------------------------------------------------------------------------
Trust Division services                                                 69,331           69,850           (519)       (0.7)
-------------------------------------------------------------------------------------------------------------------------------
Service charges on deposit accounts                                     28,085           24,346          3,739        15.4
-------------------------------------------------------------------------------------------------------------------------------
Mortgage banking related fees                                           12,582            3,106          9,476       305.1
-------------------------------------------------------------------------------------------------------------------------------
Investment securities gains and (losses)                                 4,248               69          4,179           -
-------------------------------------------------------------------------------------------------------------------------------
Other income                                                            31,244           28,170          3,074        10.9
-------------------------------------------------------------------------------------------------------------------------------

        Total noninterest income                                       145,490          125,541         19,949        15.9
-------------------------------------------------------------------------------------------------------------------------------

NONINTEREST EXPENSES
-------------------------------------------------------------------------------------------------------------------------------
Salaries                                                               123,630          115,099          8,531         7.4
-------------------------------------------------------------------------------------------------------------------------------
Employee benefits                                                       29,175           25,292          3,883        15.4
-------------------------------------------------------------------------------------------------------------------------------
Net occupancy expense of bank premises                                  14,440           12,019          2,421        20.1
-------------------------------------------------------------------------------------------------------------------------------
Furniture and equipment expenses                                        24,008           22,588          1,420         6.3
-------------------------------------------------------------------------------------------------------------------------------
Communications and supplies                                             13,086           12,212            874         7.2
-------------------------------------------------------------------------------------------------------------------------------
Amortization of goodwill                                                 9,072            5,213          3,859        74.0
-------------------------------------------------------------------------------------------------------------------------------
Other expenses                                                          50,548           51,082           (534)       (1.0)
-------------------------------------------------------------------------------------------------------------------------------

        Total noninterest expenses                                     263,959          243,505         20,454         8.4
-------------------------------------------------------------------------------------------------------------------------------

Income before income taxes                                             286,338          274,190         12,148         4.4
-------------------------------------------------------------------------------------------------------------------------------
Applicable income taxes                                                105,043           98,960          6,083         6.1
-------------------------------------------------------------------------------------------------------------------------------

NET INCOME                                                            $181,295         $175,230         $6,065         3.5
===============================================================================================================================

Weighted average shares outstanding                                     70,574           69,173          1,401         2.0
===============================================================================================================================

Adjusted weighted average shares outstanding                            71,199           69,719          1,480         2.1
===============================================================================================================================

NET INCOME PER COMMON SHARE:
  BASIC                                                               $   2.57         $   2.53          $0.04         1.6
===============================================================================================================================
  DILUTED                                                             $   2.55         $   2.51          $0.04         1.6
===============================================================================================================================

                                                                                For the Quarter Ended
                                                                                     December 31,
                                                              ---------------------------------------------------------------
                                                                                                  Increase/(Decrease)
                                                                                               ------------------------------
                                                                    2001            2000          Amount          %
                                                              ---------------------------------------------------------------
INTEREST INCOME
-----------------------------------------------------------------------------------------------------------------------------
Interest and fees on loans                                        $124,022        $148,581      ($24,559)      (16.5)%
-----------------------------------------------------------------------------------------------------------------------------
Interest and dividends on investment securities:
-----------------------------------------------------------------------------------------------------------------------------
   Taxable interest income                                          24,575          23,044         1,531         6.6
-----------------------------------------------------------------------------------------------------------------------------
   Tax-exempt interest income                                          487             477            10         2.1
-----------------------------------------------------------------------------------------------------------------------------
   Dividends                                                           299             339           (40)      (11.8)
-----------------------------------------------------------------------------------------------------------------------------
   Other investment income                                           1,303             851           452        53.1
-----------------------------------------------------------------------------------------------------------------------------
                                                                    26,664          24,711         1,953         7.9
-----------------------------------------------------------------------------------------------------------------------------
Other interest income                                                1,121             547           574       104.9
-----------------------------------------------------------------------------------------------------------------------------
        Total interest income                                      151,807         173,839       (22,032)      (12.7)
-----------------------------------------------------------------------------------------------------------------------------

INTEREST EXPENSE
-----------------------------------------------------------------------------------------------------------------------------
Interest on deposits                                                41,462          52,216       (10,754)      (20.6)
-----------------------------------------------------------------------------------------------------------------------------
Interest on short-term borrowings                                    3,304          12,689        (9,385)      (74.0)
-----------------------------------------------------------------------------------------------------------------------------
Interest on long-term debt                                           2,277           1,647           630        38.3
-----------------------------------------------------------------------------------------------------------------------------

        Total interest expense                                      47,043          66,552       (19,509)      (29.3)
-----------------------------------------------------------------------------------------------------------------------------

NET INTEREST INCOME                                                104,764         107,287        (2,523)       (2.4)
-----------------------------------------------------------------------------------------------------------------------------
Provision for loan losses                                            4,204           4,486          (282)       (6.3)
-----------------------------------------------------------------------------------------------------------------------------

NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES                                          100,560         102,801        (2,241)       (2.2)
-----------------------------------------------------------------------------------------------------------------------------

NONINTEREST INCOME
-----------------------------------------------------------------------------------------------------------------------------
Trust Division services                                             17,443          18,294          (851)       (4.7)
-----------------------------------------------------------------------------------------------------------------------------
Service charges on deposit accounts                                  7,628           6,456         1,172        18.2
-----------------------------------------------------------------------------------------------------------------------------
Mortgage banking related fees                                        4,615             800         3,815       476.9
-----------------------------------------------------------------------------------------------------------------------------
Investment securities gains and (losses)                             1,113               -         1,113           -
-----------------------------------------------------------------------------------------------------------------------------
Other income                                                         7,481           6,768           713        10.5
-----------------------------------------------------------------------------------------------------------------------------

        Total noninterest income                                    38,280          32,318         5,962        18.4
-----------------------------------------------------------------------------------------------------------------------------

NONINTEREST EXPENSES
-----------------------------------------------------------------------------------------------------------------------------
Salaries                                                            31,833          28,917         2,916        10.1
-----------------------------------------------------------------------------------------------------------------------------
Employee benefits                                                    6,882           5,717         1,165        20.4
-----------------------------------------------------------------------------------------------------------------------------
Net occupancy expense of bank premises                               3,943           3,546           397        11.2
-----------------------------------------------------------------------------------------------------------------------------
Furniture and equipment expenses                                     6,508           5,791           717        12.4
-----------------------------------------------------------------------------------------------------------------------------
Communications and supplies                                          3,234           3,041           193         6.3
-----------------------------------------------------------------------------------------------------------------------------
Amortization of goodwill                                             2,133           1,769           364        20.6
-----------------------------------------------------------------------------------------------------------------------------
Other expenses                                                      14,769          15,062          (293)       (1.9)
-----------------------------------------------------------------------------------------------------------------------------

        Total noninterest expenses                                  69,302          63,843         5,459         8.6
-----------------------------------------------------------------------------------------------------------------------------

Income before income taxes                                          69,538          71,276        (1,738)       (2.4)
-----------------------------------------------------------------------------------------------------------------------------
Applicable income taxes                                             25,304          25,548          (244)       (1.0)
-----------------------------------------------------------------------------------------------------------------------------

NET INCOME                                                        $ 44,234        $ 45,728      ($ 1,494)       (3.3)
=============================================================================================================================

Weighted average shares outstanding                                 69,770          70,310          (540)       (0.8)
=============================================================================================================================

Adjusted weighted average shares outstanding                        70,377          70,969          (592)       (0.8)
=============================================================================================================================

NET INCOME PER COMMON SHARE:
  BASIC                                                           $   0.63        $   0.65      ($  0.02)       (3.1)
=============================================================================================================================
  DILUTED                                                         $   0.63        $   0.64      ($  0.01)       (1.6)
=============================================================================================================================

               [LOGO]   MERCANTILE BANKSHARES CORPORATION
                          CONSOLIDATED BALANCE SHEETS
                     (in thousands, except per share data)

                                                                                        December 31,
                                                          ---------------------------------------------------------------------
                                                                                                      Increase/(Decrease)
                                                                                                -------------------------------
                                                               2001                2000            Amount                %
                                                          ---------------------------------------------------------------------
ASSETS

-------------------------------------------------------------------------------------------------------------------------------
Cash and due from banks                                   $     290,177      $      244,913     $      45,264           18.5 %
-------------------------------------------------------------------------------------------------------------------------------
Interest-bearing deposits in other banks                            357                 454               (97)         (21.4)
-------------------------------------------------------------------------------------------------------------------------------
Investment securities:
  Available-for-sale at fair value
    U.S. Treasury and government agencies                     2,066,990           1,611,177           455,813           28.3
-------------------------------------------------------------------------------------------------------------------------------
    States and political subdivisions                               667               1,357              (690)         (50.8)
-------------------------------------------------------------------------------------------------------------------------------
    Other investments                                           221,037              64,020           157,017          245.3
-------------------------------------------------------------------------------------------------------------------------------
  Held-to-maturity
    States and political subdivisions - fair value of
     $40,172 (2001) and $38,653 (2000)                           38,815              37,686             1,129            3.0
-------------------------------------------------------------------------------------------------------------------------------
    Other investments - fair value of
     $13,454 (2001) and $13,068 (2000)                           13,454              13,068               386            3.0
-------------------------------------------------------------------------------------------------------------------------------
        Total investment securities                           2,340,963           1,727,308           613,655           35.5
-------------------------------------------------------------------------------------------------------------------------------

Federal funds sold                                               23,813              29,378            (5,565)         (18.9)
-------------------------------------------------------------------------------------------------------------------------------

Loans held-for-sale                                             137,950               6,595           131,355              -
-------------------------------------------------------------------------------------------------------------------------------

Loans                                                         6,906,246           6,693,294           212,952            3.2
-------------------------------------------------------------------------------------------------------------------------------
Less: allowance for loan losses                                (141,463)           (138,612)            2,851            2.1
-------------------------------------------------------------------------------------------------------------------------------
        Loans, net                                            6,764,783           6,554,682           210,101            3.2
-------------------------------------------------------------------------------------------------------------------------------

Bank premises and equipment, net                                101,295             102,169              (874)          (0.9)
-------------------------------------------------------------------------------------------------------------------------------
Other real estate owned, net                                        181               1,005              (824)         (82.0)
-------------------------------------------------------------------------------------------------------------------------------
Goodwill, net                                                   102,705             105,027            (2,322)          (2.2)
-------------------------------------------------------------------------------------------------------------------------------
Other intangible assets, net                                      9,319               8,425               894           10.6
-------------------------------------------------------------------------------------------------------------------------------
Other assets                                                    157,243             158,074              (831)          (0.5)
-------------------------------------------------------------------------------------------------------------------------------
        Total assets                                      $   9,928,786      $    8,938,030     $     990,756           11.1
===============================================================================================================================

LIABILITIES

Deposits:
  Noninterest-bearing deposits                            $   1,883,878      $    1,593,503     $     290,375           18.2
-------------------------------------------------------------------------------------------------------------------------------
  Interest-bearing deposits                                   5,563,494           5,203,038           360,456            6.9
-------------------------------------------------------------------------------------------------------------------------------
        Total deposits                                        7,447,372           6,796,541           650,831            9.6
-------------------------------------------------------------------------------------------------------------------------------
Short-term borrowings                                           853,278             781,468            71,810            9.2
-------------------------------------------------------------------------------------------------------------------------------
Accrued expenses and other liabilities                          114,110              94,173            19,937           21.2
-------------------------------------------------------------------------------------------------------------------------------
Long-term debt                                                  283,820              92,547           191,273          206.7
-------------------------------------------------------------------------------------------------------------------------------
        Total liabilities                                     8,698,580           7,764,729           933,851           12.0
-------------------------------------------------------------------------------------------------------------------------------

SHAREHOLDERS' EQUITY

Preferred stock, no par value; authorized
 2,000,000 shares; issued and outstanding--None
Common stock, $2 par value;
 authorized 130,000,000 shares                                  139,551             142,198            (2,647)          (1.9)
-------------------------------------------------------------------------------------------------------------------------------
Capital surplus                                                 159,947             214,454           (54,507)         (25.4)
-------------------------------------------------------------------------------------------------------------------------------
Retained earnings                                               904,479             800,781           103,698           12.9
-------------------------------------------------------------------------------------------------------------------------------
Accumulated other comprehensive income (loss)                    26,229              15,868            10,361           65.3
-------------------------------------------------------------------------------------------------------------------------------
        Total shareholders' equity                            1,230,206           1,173,301            56,905            4.8
-------------------------------------------------------------------------------------------------------------------------------
          Total liabilities and shareholders' equity      $   9,928,786      $    8,938,030     $     990,756           11.1
===============================================================================================================================


-------------------------------------------------------------------------------------------------------------------------------
Actual shares outstanding                                        69,776              71,099            (1,323)          (1.9)
-------------------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------------------
Book value per common share                               $       17.63      $        16.50     $        1.13            6.8
-------------------------------------------------------------------------------------------------------------------------------

                   [LOGO] MERCANTILE BANKSHARES CORPORATION
                      CONSOLIDATED AVERAGE BALANCE SHEETS
                                (in thousands)

                                                                               For the Twelve Months Ended
                                                                                       December 31,
                                                             --------------------------------------------------------------------

                                                                    2001                                    2000
                                                             --------------------------------------------------------------------
Earning assets                                                    Average         Yield*/             Average        Yield*/
       Loans:**                                                   Balance          Rate               Balance         Rate
---------------------------------------------------------------------------------------------------------------------------------
         Commercial                                                  $3,978,335        7.99%             $3,534,898      9.14%
---------------------------------------------------------------------------------------------------------------------------------
         Construction                                                   795,931        7.96                 738,393      9.66
---------------------------------------------------------------------------------------------------------------------------------
         Residential real estate                                      1,059,798        7.94                 950,531      7.98
---------------------------------------------------------------------------------------------------------------------------------
         Consumer                                                       998,792        8.28                 945,810      8.70
---------------------------------------------------------------------------------------------------------------------------------
                      Total loans                                     6,832,856        8.02               6,169,632      8.96
---------------------------------------------------------------------------------------------------------------------------------

       Federal funds sold, et al                                        141,245        4.38                  29,434      6.31
---------------------------------------------------------------------------------------------------------------------------------

       Securities:***
        Taxable securities
          U.S. Treasury securities                                    1,366,245        5.39               1,537,888      5.61
---------------------------------------------------------------------------------------------------------------------------------
          U.S. Agency securities                                        339,298        5.84                  90,589      6.74
---------------------------------------------------------------------------------------------------------------------------------
          Other stocks and bonds                                         70,137        7.48                  40,579      7.98
---------------------------------------------------------------------------------------------------------------------------------
        Tax-exempt securities
          States and political subdivisions                              40,359        8.17                  25,170      8.26
---------------------------------------------------------------------------------------------------------------------------------
                      Total securities                                1,816,039        5.62               1,694,226      5.77
---------------------------------------------------------------------------------------------------------------------------------

       Interest-bearing deposits in other banks                             365        4.98                     178      5.21
---------------------------------------------------------------------------------------------------------------------------------
                      Total earning assets                            8,790,505        7.46               7,893,470      8.26
---------------------------------------------------------------------------------------------------------------------------------

       Cash and due from banks                                          215,855                             219,219
---------------------------------------------------------------------------------------------------------------------------------
       Bank premises and equipment, net                                 102,993                              98,552
---------------------------------------------------------------------------------------------------------------------------------
       Other assets                                                     260,330                             215,261
---------------------------------------------------------------------------------------------------------------------------------
       Less: allowance for loan losses                                 (142,481)                           (127,186)
---------------------------------------------------------------------------------------------------------------------------------
                      Total assets                                   $9,227,202                          $8,299,316
=================================================================================================================================


Interest-bearing liabilities
       Deposits:
---------------------------------------------------------------------------------------------------------------------------------
         Savings                                                       $853,911        1.51                $854,035      1.93
---------------------------------------------------------------------------------------------------------------------------------
         Checking plus interest accounts                                771,186         .68                 718,669      1.04
---------------------------------------------------------------------------------------------------------------------------------
         Money market                                                   846,577        2.58                 773,104      3.15
---------------------------------------------------------------------------------------------------------------------------------
         Time deposits $100,000 and over                              1,145,569        5.44                 852,495      6.04
---------------------------------------------------------------------------------------------------------------------------------
         Other time deposits                                          1,812,589        5.37               1,559,973      5.29
---------------------------------------------------------------------------------------------------------------------------------
                      Total interest-bearing deposits                 5,429,832        3.68               4,758,276      3.83
---------------------------------------------------------------------------------------------------------------------------------

       Short-term borrowings                                            744,907        3.37                 860,241      5.66
---------------------------------------------------------------------------------------------------------------------------------
       Long-term debt                                                   117,823        5.69                  87,679      6.79
---------------------------------------------------------------------------------------------------------------------------------
                      Total interest-bearing funds                    6,292,562        3.68               5,706,196      4.16
---------------------------------------------------------------------------------------------------------------------------------

       Noninterest-bearing deposits                                   1,618,838                           1,438,578
---------------------------------------------------------------------------------------------------------------------------------
       Other liabilities and accrued expenses                           118,744                             100,471
---------------------------------------------------------------------------------------------------------------------------------
                      Total liabilities                               8,030,144                           7,245,245
---------------------------------------------------------------------------------------------------------------------------------
       Shareholders' equity                                           1,197,058                           1,054,071
---------------------------------------------------------------------------------------------------------------------------------
         Total liabilities & shareholders' equity                    $9,227,202                          $8,299,316
=================================================================================================================================

       Net interest rate spread                                                        3.78%                             4.10%
---------------------------------------------------------------------------------------------------------------------------------
       Effect of noninterest-bearing funds                                             1.05                              1.16
---------------------------------------------------------------------------------------------------------------------------------
       Net interest margin on earning assets                                           4.83%                             5.26%
=================================================================================================================================

                                                                                  For the Quarter Ended
                                                                                       December 31,
                                                             --------------------------------------------------------------------

                                                                    2001                                    2000
                                                             --------------------------------------------------------------------
Earning assets                                                     Average        Yield*/            Average        Yield*/
       Loans:**                                                    Balance         Rate              Balance          Rate
---------------------------------------------------------------------------------------------------------------------------------
         Commercial                                                   $4,160,073      7.06%             $3,710,684       9.31%
---------------------------------------------------------------------------------------------------------------------------------
         Construction                                                    666,102      6.65                 812,975       9.91
---------------------------------------------------------------------------------------------------------------------------------
         Residential real estate                                       1,054,874      7.69               1,026,014       8.00
---------------------------------------------------------------------------------------------------------------------------------
         Consumer                                                        998,924      7.78                 998,780       8.85
---------------------------------------------------------------------------------------------------------------------------------
                      Total loans                                      6,879,973      7.22               6,548,453       9.11
---------------------------------------------------------------------------------------------------------------------------------

       Federal funds sold, et al                                         140,218      3.16                  33,810       6.40
---------------------------------------------------------------------------------------------------------------------------------

       Securities:***
        Taxable securities
          U.S. Treasury securities                                     1,467,906      5.02               1,457,120       5.63
---------------------------------------------------------------------------------------------------------------------------------
          U.S. Agency securities                                         455,468      5.24                 141,624       6.82
---------------------------------------------------------------------------------------------------------------------------------
          Other stocks and bonds                                          97,529      6.68                  63,501       7.75
---------------------------------------------------------------------------------------------------------------------------------
        Tax-exempt securities
          States and political subdivisions                               39,633      8.07                  37,911       8.29
---------------------------------------------------------------------------------------------------------------------------------
                      Total securities                                 2,060,536      5.20               1,700,156       5.87
---------------------------------------------------------------------------------------------------------------------------------

       Interest-bearing deposits in other banks                              356      4.56                     255       5.71
---------------------------------------------------------------------------------------------------------------------------------
                      Total earning assets                             9,081,083      6.70               8,282,674       8.43
---------------------------------------------------------------------------------------------------------------------------------

       Cash and due from banks                                           222,380                           205,907
---------------------------------------------------------------------------------------------------------------------------------
       Bank premises and equipment, net                                  102,070                           101,571
---------------------------------------------------------------------------------------------------------------------------------
       Other assets                                                      262,644                           252,712
---------------------------------------------------------------------------------------------------------------------------------
       Less: allowance for loan losses                                  (142,516)                         (135,499)
---------------------------------------------------------------------------------------------------------------------------------
                      Total assets                                    $9,525,661                        $8,707,365
=================================================================================================================================


Interest-bearing liabilities
       Deposits:
---------------------------------------------------------------------------------------------------------------------------------
         Savings                                                        $870,732      1.12                $843,445       1.94
---------------------------------------------------------------------------------------------------------------------------------
         Checking plus interest accounts                                 804,627       .41                 727,559       1.02
---------------------------------------------------------------------------------------------------------------------------------
         Money market                                                    943,221      1.80                 772,470       3.25
---------------------------------------------------------------------------------------------------------------------------------
         Time deposits $100,000 and over                               1,122,260      4.50                 956,183       6.30
---------------------------------------------------------------------------------------------------------------------------------
         Other time deposits                                           1,772,859      4.74               1,722,480       5.73
---------------------------------------------------------------------------------------------------------------------------------
                      Total interest-bearing deposits                  5,513,699      2.98               5,022,137       4.14
---------------------------------------------------------------------------------------------------------------------------------

       Short-term borrowings                                             762,200      1.72                 861,807       5.86
---------------------------------------------------------------------------------------------------------------------------------
       Long-term debt                                                    201,368      4.49                  92,547       7.08
---------------------------------------------------------------------------------------------------------------------------------
                      Total interest-bearing funds                     6,477,267      2.88               5,976,491       4.43
---------------------------------------------------------------------------------------------------------------------------------

       Noninterest-bearing deposits                                    1,718,688                         1,496,737
---------------------------------------------------------------------------------------------------------------------------------
       Other liabilities and accrued expenses                            127,875                           106,975
---------------------------------------------------------------------------------------------------------------------------------
                      Total liabilities                                8,323,830                         7,580,203
---------------------------------------------------------------------------------------------------------------------------------
       Shareholders' equity                                            1,201,831                         1,127,162
---------------------------------------------------------------------------------------------------------------------------------
         Total liabilities & shareholders' equity                     $9,525,661                        $8,707,365
=================================================================================================================================

       Net interest rate spread                                                       3.82%                              4.00%
---------------------------------------------------------------------------------------------------------------------------------
       Effect of noninterest-bearing funds                                             .82                               1.24
---------------------------------------------------------------------------------------------------------------------------------
       Net interest margin on earning assets                                          4.64%                              5.24%
=================================================================================================================================

* Presented on a tax-equivalent basis using the statutory federal corporate income tax rate of 35%.
** Prior period loan amounts have been reclassified to conform with current period presentation. Loans are classified based on purpose; previously, loans were classified based on collateral.
*** Balances reported at amortized cost; excludes pretax unrealized gains (losses) on securities available-for-sale.

             [LOGO]   MERCANTILE BANKSHARES CORPORATION
                   SUPPLEMENTAL LOAN INFORMATION BY QUARTER
                                (in thousands)

                                                               4Q 01           3Q 01            2Q 01           1Q 01        4Q 00
                                                     -------------------------------------------------------------------------------
PERIOD-END LOANS BY TYPE*
------------------------------------------------------------------------------------------------------------------------------------
Construction and Land Development Loans               $    652,486    $    676,050     $    892,739    $    825,362   $    824,752
------------------------------------------------------------------------------------------------------------------------------------
1-4 Family Residential Loans (Excludes H/E Lines)        1,060,519       1,060,857        1,043,987       1,048,681      1,086,674
------------------------------------------------------------------------------------------------------------------------------------
Commercial and Agricultural Real Estate Loans            1,819,268       1,715,776        1,522,118       1,490,958      1,409,987
------------------------------------------------------------------------------------------------------------------------------------
Home Equity Lines                                          189,867         180,425          172,868         169,052        168,944
------------------------------------------------------------------------------------------------------------------------------------
Consumer Loans (Excludes H/E Lines)                        801,474         830,287          826,024         824,855        832,206
------------------------------------------------------------------------------------------------------------------------------------
Commercial, Industrial and Agricultural Loans            2,228,750       2,280,401        2,306,684       2,279,949      2,215,039
------------------------------------------------------------------------------------------------------------------------------------
Lease financing                                            153,882         156,343          158,719         149,161        155,692
------------------------------------------------------------------------------------------------------------------------------------
       TOTAL LOANS AT END OF PERIOD                   $  6,906,246    $  6,900,139     $  6,923,139     $ 6,788,018   $  6,693,294
====================================================================================================================================

NONPERFORMING LOANS BY TYPE
------------------------------------------------------------------------------------------------------------------------------------
Construction and Land Development Loans               $      2,201    $      2,930     $      3,120     $    3,294    $      3,394
------------------------------------------------------------------------------------------------------------------------------------
1-4 Family Residential Loans (Excludes H/E Lines)            2,251           1,833            2,684          2,541           3,123
------------------------------------------------------------------------------------------------------------------------------------
Commercial and Agricultural Real Estate Loans                5,564           6,364            5,407          5,945           6,848
------------------------------------------------------------------------------------------------------------------------------------
Home Equity Lines                                              216             226                -             73             106
------------------------------------------------------------------------------------------------------------------------------------
Consumer Loans (Excludes H/E Lines)                            192             366              225            549             143
------------------------------------------------------------------------------------------------------------------------------------
Commercial, Industrial and Agricultural Loans               17,720          21,672           21,074         16,030          15,888
------------------------------------------------------------------------------------------------------------------------------------
Lease financing                                              4,775             653            5,828          4,335             863
------------------------------------------------------------------------------------------------------------------------------------
       TOTAL NONPERFORMING LOANS AT END OF PERIOD     $     32,919    $     34,044     $     38,338     $   32,767    $     30,365
====================================================================================================================================

LOANS PAST DUE 30-89 DAYS BY TYPE
------------------------------------------------------------------------------------------------------------------------------------
Construction and Land Development Loans               $      9,141    $      4,746     $        708     $    1,028    $        483
------------------------------------------------------------------------------------------------------------------------------------
1-4 Family Residential Loans (Excludes H/E Lines)           16,440          12,577           14,190         11,779          10,227
------------------------------------------------------------------------------------------------------------------------------------
Commercial and Agricultural Real Estate Loans               17,444          14,948           15,981         15,554          10,915
------------------------------------------------------------------------------------------------------------------------------------
Home Equity Lines                                            1,917           1,153            1,432          1,000           1,185
------------------------------------------------------------------------------------------------------------------------------------
Consumer Loans (Excludes H/E Lines)                          7,465           6,536            5,047          8,250           5,790
------------------------------------------------------------------------------------------------------------------------------------
Commercial, Industrial and Agricultural Loans               43,295          59,210           31,117         31,674          36,931
------------------------------------------------------------------------------------------------------------------------------------
Lease financing                                              6,556           3,614              629            319               -
------------------------------------------------------------------------------------------------------------------------------------
       TOTAL LOANS PAST DUE 30-89 DAYS                $    102,258    $    102,784     $     69,104     $   69,604    $     65,531
====================================================================================================================================

CHARGE-OFFS BY LOAN TYPE
------------------------------------------------------------------------------------------------------------------------------------
Construction and Land Development Loans               $         90    $          -     $          -     $        -    $          -
------------------------------------------------------------------------------------------------------------------------------------
1-4 Family Residential Loans (Excludes H/E Lines)               33               1               52             18              60
------------------------------------------------------------------------------------------------------------------------------------
Commercial and Agricultural Real Estate Loans                    1              32                9              -               -
------------------------------------------------------------------------------------------------------------------------------------
Home Equity Lines                                                -              14               79             32              46
------------------------------------------------------------------------------------------------------------------------------------
Consumer Loans (Excludes H/E Lines)                          1,075             893              756            658             940
------------------------------------------------------------------------------------------------------------------------------------
Commercial, Industrial and Agricultural Loans                3,143             321               67            226           1,005
------------------------------------------------------------------------------------------------------------------------------------
Lease financing                                                  -           5,175                -            653               -
------------------------------------------------------------------------------------------------------------------------------------
       TOTAL CHARGE-OFFS                              $      4,342    $      6,436     $        963     $    1,587    $      2,051
====================================================================================================================================

RECOVERIES BY LOAN TYPE
------------------------------------------------------------------------------------------------------------------------------------
Construction and Land Development Loans               $         12    $         37     $         29     $        -    $          1
------------------------------------------------------------------------------------------------------------------------------------
1-4 Family Residential Loans (Excludes H/E Lines)               62              30               30             25              18
------------------------------------------------------------------------------------------------------------------------------------
Commercial and Agricultural Real Estate Loans                   40               3                4            113               8
------------------------------------------------------------------------------------------------------------------------------------
Home Equity Lines                                                -               4               17             20               1
------------------------------------------------------------------------------------------------------------------------------------
Consumer Loans (Excludes H/E Lines)                            384             559              432            309             314
------------------------------------------------------------------------------------------------------------------------------------
Commercial, Industrial and Agricultural Loans                  100             100               81            354             418
------------------------------------------------------------------------------------------------------------------------------------
Lease financing                                                  -               -                -              -               -
------------------------------------------------------------------------------------------------------------------------------------
       TOTAL RECOVERIES                               $        598    $        733     $        593     $      821    $        760
====================================================================================================================================

* Prior period-end loan amounts have been reclassified to conform with current period presentation.
  Loans are classified based on purpose; previously, loans were classified based on collateral.

                   [LOGO] MERCANTILE BANKSHARES CORPORATION
                 SUPPLEMENTAL FINANCIAL INFORMATION BY QUARTER

                                                                                      4Q 01               3Q 01            4Q 00
                                                                                 ---------------------------------------------------
TRUST ASSET DATA (End of Period)                                                               (Dollars in millions)
------------------------------------------------------------------------------------------------------------------------------------
Personal
------------------------------------------------------------------------------------------------------------------------------------
Assets with Investment Responsibility                                             $     7,730          $      7,503     $     8,354
------------------------------------------------------------------------------------------------------------------------------------
Assets with no Investment Responsibility                                                2,626                 2,440           2,814
------------------------------------------------------------------------------------------------------------------------------------
              Total Personal                                                           10,356                 9,943          11,168

Institutional
------------------------------------------------------------------------------------------------------------------------------------
Assets with Investment Responsibility                                                   6,960                 6,667           5,983
------------------------------------------------------------------------------------------------------------------------------------
Assets with no Investment Responsibility                                               21,328                20,592          22,190
------------------------------------------------------------------------------------------------------------------------------------
              Total Institutional                                                      28,288                27,259          28,173

Personal & Institutional Combined
------------------------------------------------------------------------------------------------------------------------------------
Assets with Investment Responsibility                                                  14,690                14,170          14,337
------------------------------------------------------------------------------------------------------------------------------------
Assets with no Investment Responsibility                                               23,954                23,032          25,004
------------------------------------------------------------------------------------------------------------------------------------
              Total Assets Under Administration                                   $    38,644          $     37,202     $    39,341
                                                                                 ===================================================



OTHER INTANGIBLE ASSET INFORMATION                                                             (Dollars in thousands)
------------------------------------------------------------------------------------------------------------------------------------
EOP Deposit Intangibles, Net                                                      $     8,947          $      6,920     $     7,975
------------------------------------------------------------------------------------------------------------------------------------
EOP Mortgage Servicing Rights, Net                                                        343                   340             450
------------------------------------------------------------------------------------------------------------------------------------
               EOP Total Other Intangibles, Net                                   $     9,290          $      7,260     $     8,425
====================================================================================================================================

Amortization of Deposit Intangibles and
       Mortgage Servicing Rights                                                  $       811          $        548     $       406
====================================================================================================================================


PRINCIPAL BALANCE OF LOANS SERVICED FOR OTHERS                                                 (Dollars in thousands)
------------------------------------------------------------------------------------------------------------------------------------
EOP 1-4 Family Residential Mortgages (owned)                                      $   334,929          $    354,314     $   383,394
------------------------------------------------------------------------------------------------------------------------------------
EOP Commercial Mortgages (owned)                                                    1,699,281             1,423,355         142,227
------------------------------------------------------------------------------------------------------------------------------------
EOP Commercial Mortgages (not owned)                                                3,778,173             3,667,333               -
------------------------------------------------------------------------------------------------------------------------------------
              EOP Total Principal Balance of
                 Loans Serviced For Others                                        $ 5,812,383          $  5,445,002     $   525,621
====================================================================================================================================